ADMINISTRATIVE SERVICES AGREEMENT

      This Agreement is made as of the 15th day of July, 2001, by and between INVESCO Funds Group, Inc. ("INVESCO"), and Golden American Life Insurance Company ("Golden American"), a Delaware corporation, collectively, the "Parties."

                                   WITNESSETH:
                                   -----------

       WHEREAS, INVESCO serves as the administrator for the INVESCO Variable Investment Funds, Inc. (the "Company"); and

       WHEREAS, Golden American has entered into an agreement, dated July 15, 2001, with the Company, INVESCO Distributors, Inc. and INVESCO (the " Fund Participation Agreement") pursuant to which the Company will make shares of certain of its managed portfolio of securities ("Portfolios") available to certain variable life insurance and/or variable annuity contracts offered by Golden American through certain separate accounts (the "Separate Accounts") at net asset value and with no sales charges, subject to the terms of the Fund Participation Agreement; and

       WHEREAS, the Fund Participation Agreement provides that the Company will bear the costs of preparing, filing with the Securities and Exchange Commission, printing or duplicating and mailing the Company's (or the Portfolios') prospectus, statement of additional information and any amendments or supplements thereto, periodic reports to shareholders, Fund proxy material and other shareholder communications (collectively, the "Fund Materials") required by law to be sent to owners of Contracts ("Contract Owners") who have allocated any Contract value to a Portfolio; and

       WHEREAS, the Fund Participation Agreement provides that Golden American, at its expense, will provide various administrative and shareholder contact services with respect to prospective and actual Variable Contract Owners of Golden American; and

       WHEREAS, the Fund Participation Agreement makes no provision for the rate at which each party shall incur expenses in connection with the servicing of Contract Owners who have allocated Contract value to a portfolio, including, but not limited to, responding to various Contract Owner inquiries regarding a Portfolio; and

       WHEREAS, the Parties hereto wish to allocate the expenses in a manner that is fair and equitable, and consistent with the best interests of Contract Owners; and

     WHEREAS, the Parties hereto wish to establish a means for allocating the expenses that does not entail the expense and inconvenience of separately identifying and accounting for each item of Fund expense;

     NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

      I. SERVICES PROVIDED:
         ------------------

Golden American agrees to provide services to the Company and INVESCO including the following:
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a)   responding to inquiries from Golden  American  Contract Owners using one or more of the Portfolios as an investment vehicle regarding the services performed by Golden American as they relate to INVESCO, the Company or its Portfolios;

b) providing information to INVESCO or the Company and to Contract Owners with respect to shares attributable to Contract Owner accounts;

c) communicating directly with Contract Owners concerning INVESCO or the Company's operations;

e) providing such similar services as INVESCO or the Company may reasonably request to the extent permitted or required under applicable statutes, rules and regulations.

      II. EXPENSE ALLOCATIONS:
          --------------------

Subject to Section III hereof, and the provisions of Article IV of the Fund Participation Agreement, Golden American or its affiliates shall initially bear the costs of the following:

a)   printing  and   distributing  all  Fund  Materials  to  be  distributed  to prospective Contract Owners except as may otherwise be provided in the Fund Participation Agreement;

b) printing and distributing all sales literature or promotional material developed by Golden American or its affiliates and relating to the Contracts;

c) servicing Contract Owners who have allocated Contract value to a Portfolio, which servicing shall include, but is not limited to, the items listed in Paragraph I of this Agreement.

      III.  PAYMENT OF EXPENSES:
            -------------------

In recognition of the substantial savings in administrative expenses to INVESCO and the Company by virtue of having a sole shareholder, Golden American, and having that shareholder be responsible for the servicing of the Contract Owners, INVESCO will pay an administrative service fee to Golden American, as described below:

a) INVESCO shall pay to Golden American an Administrative Services Fee (hereinafter, the "Quarterly Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Golden American, at the annual rate of 0.25% on the aggregate net assets placed by Golden American in the Portfolios of the Company designated in Schedule B of the Fund Participation Agreement, as may be amended from time to time. The Quarterly Fee is in consideration of the expenses incurred by Golden American pursuant to Section II hereof. The payment of the Quarterly Fee shall commence on the date first indicated above.

b) INVESCO shall pay to Golden American an additional Support Fee (hereinafter, the "Support Fee") equal to a percentage of the average daily net assets of the Portfolios attributable to Contracts offered by Golden American, at the annual rate of 0.225% on the aggregate net assets placed by Golden American in the Portfolios of the Company designated in Schedule B of the Fund Participation Agreement, as may be amended from time to time. The Support Fee is in consideration of the expenses incurred by Golden American pursuant to Section II hereof. The payments of the Support Fee shall commence on the date first indicated above.

c) From time to time, the Parties hereto shall review the Quarterly Fee to determine whether it reasonably approximates the incurred and anticipated costs, over time, of Golden American in connection with its duties hereunder. The Parties agree to negotiate in good faith any change to the Quarterly Fee proposed by another Party in good faith.

c)   This  Agreement  shall not  modify any of the  provisions  of Article IV or
     Article VI of the Fund Participation Agreement, but shall supplement those provisions.

      IV. TERM OF AGREEMENT:
          ------------------

This Agreement shall continue in effect for so long as Golden American or its successor(s) in interest, or any affiliate thereof, continues to hold shares of the Company or its Portfolios, and continues to perform in a similar capacity for the Company and INVESCO.

      V. INDEMNIFICATION:
         ----------------

a) Golden American agrees to indemnify and hold harmless the Company and INVESCO, and their officers, employees, and directors, from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of Golden American under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of the Company or INVESCO in the performance of its duties, or by reason of the reckless disregard of their obligations and duties under this Agreement.

b) The Company and INVESCO agree to indemnify and hold harmless Golden American and its officers, employees, and directors from any and all loss, liability and expense resulting from the gross negligence or willful wrongful act of the Company or INVESCO under this Agreement, except to the extent such loss, liability or expense is the result of the willful misfeasance, bad faith or gross negligence of Golden American in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

      VI. NOTICES:
          --------

Notices and communications required or permitted hereby will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

INVESCO Funds Group, Inc.
4350 South Monaco Street
Denver, CO 80237
Attn: Ronald L. Grooms - Senior Vice President
FAX: 720-624-6541

Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA 19380
Attn: Myles R. Tashman